Exhibit 99.2

FIRST FINANCIAL NORTHWEST, INC.
201 WELLS AVENUE SOUTH
RENTON, WASHINGTON 98057
(425) 255-4400

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 10, 2020

The following Notice of Change of Location relates to the Proxy Statement of First Financial Northwest, Inc. (“First Financial”), dated April 24, 2020, furnished to First Financial shareholders in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of shareholders to be held on Wednesday, June 10, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 21, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 10, 2020

To the Shareholders of First Financial Northwest, Inc.:

Due to the public health impact of the COVID-19 (novel coronavirus) outbreak, the recent extension of the Washington State Governor’s “Stay Home, Stay Healthy” emergency order and uncertainty regarding the future timing of the phased-in approach to reopening Washington State, as well as to protect the safety and wellbeing of its shareholders, employees and other stakeholders, NOTICE IS HEREBY GIVEN that the location of First Financial’s annual meeting of shareholders has been changed and will now be held by means of remote communication only. Shareholders will not be permitted to attend the annual meeting in person. The date and time of the annual meeting, Wednesday, June 10, 2020 at 9:00 a.m. Pacific Time, has not changed.

Only the formal business as described in the proxy statement will be transacted at the annual meeting. The Company will not provide an update on its operations. Shareholders as of the close of business on April 13, 2020, the record date, will be able to attend the annual meeting by registering in advance and following the instructions below.

Attending the Annual Meeting as a Shareholder of Record

If you were a holder of record of First Financial’s common stock as of the close of business on the record date and held your shares in your own name, you must register in advance to attend the meeting. To register for the annual meeting, email shareholder@ffnwb.com or, if you cannot email, call (425) 203-1099 and provide your name, the control number found on the proxy card previously sent to you and a valid phone number or email address. Upon confirmation of your registration, First Financial will provide instructions on how to attend the annual meeting.

Attending the Annual Meeting if Your Shares Are Held in Street Name

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee as of the record date, you must register in advance to attend and participate in the meeting. To register, you must provide proof of ownership, such as a recent brokerage statement or letter from the broker, bank or other nominee by email to shareholder@ffnwb.com, along with your name, the control number found on the voting instruction form previously sent to you and a valid phone number or email address. If you cannot email, call (425) 203-1099 for further direction on how to provide the required information. Upon confirmation of your registration, First Financial will provide instructions on how to attend the annual meeting.

    Registration for the annual meeting is now open and will close at 5:00 p.m. Pacific Time on June 9, 2020. If you intend to attend the meeting remotely, we urge you to register early to avoid any potential delays in receiving the instructions on how to attend the annual meeting.

Voting Your Shares

Shareholders are encouraged to vote using one of the methods and within the timeframe outlined on the proxy card or voting instruction form. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and should be used to vote your shares in connection with the annual meeting. If you have already voted, no additional action is required. Shareholders of record who indicate they plan to vote at the annual meeting will be given instructions on how to vote their shares electronically when they email shareholder@ffnwb.com or call (425) 203-1099 to register to attend the annual meeting. Beneficial owners should vote using the voting instruction form and within the timeframe outlined on the information received from their broker, bank or other nominee.

Submitting Questions

Shareholders whose registration has been verified may ask questions pertinent to the business of the annual meeting by submitting their questions in advance by email to shareholder@ffnwb.com or by calling (425) 203-1099 no later than 5:00 p.m. Pacific Time on June 9, 2020. Questions pertinent to the business of the annual meeting and subject to time allowed will be addressed at the annual meeting.

It is important that your shares are represented at the meeting, whether or not you attend the meeting by remote communication and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the proxy card or voting instruction form previously sent to you as promptly as possible or to vote by telephone or the Internet following the instructions provided thereon. Your vote must be received by 11:59 p.m. Eastern Time on June 9, 2020.

BY ORDER OF THE BOARD OF DIRECTORS

JOANN E. LEE
SECRETARY

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 10, 2020. Our Proxy Statement, proxy card and 2019 Annual Report to Shareholders are available at www.ffnwb.com/investor/proxy.